Exhibit 99.m(1)(c)

AMENDMENT NO. 2

TO THE FIRST RESTATED

MASTER DISTRIBUTION PLAN

(Class A Shares)

The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, and as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, effective February 28, 2007, as follows:

WHEREAS, the parties desire to amend the Plan to delete AIM Select Basic Value Fund; and

WHEREAS, the parties desire to amend the Plan to reflect the name change of AIM Enhanced Short Bond Fund to AIM LIBOR Alpha Fund and the name change of AIM International Bond Fund to AIM International Total Return Fund.

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

TO

THE AMENDED AND RESTATED

MASTER DISTRIBUTION PLAN

(CLASS A SHARES)

(DISTRIBUTION AND SERVICE FEES)

The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class A Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class A Shares of each Portfolio to the average daily net assets of the Class A Shares of the Portfolio for the plan year.  Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class A Shares of the Portfolio.

AIM COUNSELOR SERIES TRUST

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM Advantage Health Sciences Fund	0.00%	0.25%	0.25%
AIM Floating Rate Fund	0.00%	0.25%	0.25%
AIM Multi-Sector Fund	0.00%	0.25%	0.25%
AIM Structured Core Fund	0.00%	0.25%	0.25%
AIM Structured Growth Fund	0.00%	0.25%	0.25%
AIM Structured Value Fund	0.00%	0.25%	0.25%

AIM EQUITY FUNDS

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM Capital Development Fund	0.00%	0.25%	0.25%
AIM Charter Fund	0.00%	0.25%	0.25%
AIM Constellation Fund	0.00%	0.25%	0.25%
AIM Diversified Dividend Fund	0.00%	0.25%	0.25%
AIM Large Cap Basic Value Fund	0.00%	0.25%	0.25%
AIM Large Cap Growth Fund	0.00%	0.25%	0.25%

AIM FUNDS GROUP

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM Basic Balanced Fund	0.00%	0.25%	0.25%
AIM European Small Company Fund	0.00%	0.25%	0.25%
AIM Global Value Fund	0.00%	0.25%	0.25%
AIM International Small Company Fund	0.00%	0.25%	0.25%
AIM Mid Cap Basic Value Fund	0.00%	0.25%	0.25%
AIM Select Equity Fund	0.00%	0.25%	0.25%
AIM Small Cap Equity Fund	0.00%	0.25%	0.25%

AIM GROWTH SERIES

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM Basic Value Fund	0.00%	0.25%	0.25%
AIM Conservative Allocation Fund	0.00%	0.25%	0.25%
AIM Global Equity Fund	0.00%	0.25%	0.25%
AIM Growth Allocation Fund	0.00%	0.25%	0.25%
AIM Income Allocation Fund	0.00%	0.25%	0.25%
AIM Independence Now Fund	0.00%	0.25%	0.25%
AIM Independence 2010 Fund	0.00%	0.25%	0.25%
AIM Independence 2020 Fund	0.00%	0.25%	0.25%
AIM Independence 2030 Fund	0.00%	0.25%	0.25%
AIM Independence 2040 Fund	0.00%	0.25%	0.25%
AIM Independence 2050 Fund	0.00%	0.25%	0.25%
AIM International Allocation Fund	0.00%	0.25%	0.25%
AIM Mid Cap Core Equity Fund	0.00%	0.25%	0.25%
AIM Moderate Allocation Fund	0.00%	0.25%	0.25%
AIM Moderate Growth Allocation Fund	0.00%	0.25%	0.25%
AIM Moderately Conservative Allocation Fund	0.00%	0.25%	0.25%
AIM Small Cap Growth Fund	0.00%	0.25%	0.25%

AIM INTERNATIONAL MUTUAL FUNDS

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM Asia Pacific Growth Fund	0.00%	0.25%	0.25%
AIM European Growth Fund	0.00%	0.25%	0.25%
AIM Global Aggressive Growth Fund	0.00%	0.25%	0.25%
AIM Global Growth Fund	0.00%	0.25%	0.25%
AIM International Core Equity Fund	0.00%	0.25%	0.25%
AIM International Growth Fund	0.00%	0.25%	0.25%

AIM INVESTMENT FUNDS

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM China Fund	0.00%	0.25%	0.25%
AIM Developing Markets Fund	0.00%	0.25%	0.25%
AIM Global Health Care Fund	0.00%	0.25%	0.25%
AIM International Total Return Fund	0.00%	0.25%	0.25%
AIM Japan Fund	0.00%	0.25%	0.25%
AIM LIBOR Alpha Fund	0.00%	0.25%	0.25%
AIM Trimark Endeavor Fund	0.00%	0.25%	0.25%
AIM Trimark Fund	0.00%	0.25%	0.25%
AIM Trimark Small Companies Fund	0.00%	0.25%	0.25%

AIM INVESTMENT SECURITIES FUNDS

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM Global Real Estate Fund	0.00%	0.25%	0.25%
AIM High Yield Fund	0.00%	0.25%	0.25%
AIM Income Fund	0.00%	0.25%	0.25%
AIM Intermediate Government Fund	0.00%	0.25%	0.25%
AIM Limited Maturity Treasury Fund	0.00%	0.15%	0.15%
AIM Municipal Bond Fund	0.00%	0.25%	0.25%
AIM Real Estate Fund	0.00%	0.25%	0.25%
AIM Short Term Bond Fund	0.00%	0.25%	0.25%
AIM Total Return Bond Fund	0.00%	0.25%	0.25%

AIM SECTOR FUNDS

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM Energy Fund	0.00%	0.25%	0.25%
AIM Financial Services Fund	0.00%	0.25%	0.25%
AIM Gold & Precious Metals Fund	0.00%	0.25%	0.25%
AIM Leisure Fund	0.00%	0.25%	0.25%
AIM Technology Fund	0.00%	0.25%	0.25%
AIM Utilities Fund	0.00%	0.25%	0.25%

AIM SPECIAL OPPORTUNITIES FUNDS

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM Opportunities I Fund	0.00%	0.25%	0.25%
AIM Opportunities II Fund	0.00%	0.25%	0.25%
AIM Opportunities III Fund	0.00%	0.25%	0.25%

AIM STOCK FUNDS

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM Dynamics Fund	0.00%	0.25%	0.25%

AIM SUMMIT FUND

	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

Class A Shares	0.00%	0.25%	0.25%

AIM TAX-EXEMPT FUNDS

Portfolio - Class A Shares	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee

AIM High Income Municipal Fund	0.00%	0.25%	0.25%
AIM Tax-Exempt Cash Fund	0.00%	0.25%	0.25%

*       The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).”

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  February 28, 2007